PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N.,
Suite 200 Houston, Texas 77040
ir@allegiancebank.com
ALLEGIANCE BANCSHARES REPORTS
FOURTH QUARTER AND YEAR-END 2016 RESULTS

•	Fourth quarter 2016 diluted earnings per common share of $0.44 compared to $0.33 for the fourth quarter 2015 and $0.42 for the third quarter 2016

•	Full year 2016 diluted earnings per common share of $1.75 compared to $1.43 for the year ended 2015

•	Core loans for the fourth quarter 2016 increased 14.5% year over year and 4.0% compared to the third quarter 2016

•	Continued shareholder value creation: tangible book value per common share grew 9.3% for the year ended 2016

•	Strong asset quality as evidenced by annualized net charge-offs of 0.04% for the fourth quarter and year ended 2016

HOUSTON, January 24, 2017. Allegiance Bancshares, Inc. (NASDAQ: ABTX) ("Allegiance"), the holding company of Allegiance Bank (the "Bank"), reported net income attributable to common stockholders of $5.8 million in the fourth quarter 2016, a 37.0% increase over the same period in 2015, and a 5.5% increase compared to the third quarter 2016. Net income per diluted common share increased 33.3% to $0.44 in the fourth quarter 2016 compared to $0.33 for the same period in 2015 and increased 4.8% compared to $0.42 for the third quarter 2016. Net income attributable to common shareholders for the year ended December 31, 2016 increased $7.6 million to $22.9 million, or $1.75 per diluted common share, compared to net income attributable to common shareholders of $15.2 million, or $1.43 per diluted common share, for the year ended December 31, 2015. Excluding the gain on the sale of two Central Texas branch locations during the first quarter 2016, net income attributable to common shareholders would have been $21.5 million and net income per diluted common share would have been $1.65 for the year ended December 31, 2016.

"We are pleased with our overall financial performance in 2016, and the fourth quarter represented another great quarter for Allegiance," said George Martinez, Allegiance's Chairman and Chief Executive Officer.  "In our first full year of being a public company, we achieved a number of successes as we continued to deliver strong organic loan growth and record earnings. We owe our achievements to the exceptional efforts of our hard working and dedicated bankers along with the support we received from our loyal shareholders and customers. Allegiance enters the year 2017 with a strong balance sheet, a stable and diversified portfolio and a continued focus on superior asset quality," continued Martinez.

"We are focused on the execution of our business plan and positioning ourselves for significant growth in the future.  Over the past year, we built upon our talented lending team by hiring 12 new lenders and further enhanced our infrastructure.  We are strengthening our internal processes and systems which will provide our platform the requisite technology and capacity we will need to support our ambitious growth plans. We believe these efforts position us well for continued growth and shareholder value creation in 2017 and beyond," concluded Martinez.

Fourth Quarter 2016 Results

Fourth quarter 2016 annualized returns on average assets, average common equity and average tangible common equity were 0.93%, 8.25% and 9.79%, respectively, compared to 0.81%, 6.71% and 8.19%, respectively, for the fourth quarter 2015. The initial public offering of 2.9 million shares during the fourth quarter of 2015 generated net proceeds of $57.2 million. Annualized returns on average assets, average common equity and average tangible common equity for the third quarter 2016 were 0.90%, 7.77% and 9.21%, respectively.

Net interest income before provision for loan losses in the fourth quarter 2016 increased $2.2 million, or 10.2%, to $23.4 million from $21.3 million for the fourth quarter 2015 primarily due to organic loan growth and an increase in our securities portfolio. Net interest income before provision for loan losses in the fourth quarter 2016 increased slightly compared to the third quarter 2016. The net interest margin on a tax equivalent basis decreased 28 basis points to 4.32% for the fourth quarter 2016 from 4.60% for the fourth quarter 2015, primarily due to a higher level of securities as a percentage of our interest-earning assets. The net interest margin on a tax equivalent basis for the fourth quarter 2016 decreased 7 basis points from 4.39% for the third quarter 2016. Excluding the impact of acquisition accounting adjustments, the net interest margin in the fourth quarter 2016 would have been 4.27%, compared to 4.47% and 4.33% in the fourth quarter 2015 and third quarter 2016, respectively.

Noninterest income in the fourth quarter 2016 was $1.5 million, an increase of $500 thousand, or 51.1%, compared to $978 thousand in the fourth quarter 2015, and an increase of $204 thousand, or 16.0%, compared to $1.3 million in the third quarter 2016.

Noninterest expense in the fourth quarter 2016 increased $2.3 million, or 16.5%, to $16.2 million from $13.9 million in the fourth quarter 2015, and increased $1.3 million, or 8.7%, from $14.9 million in the third quarter 2016. The increase in noninterest expense during the fourth quarter 2016 was primarily due to increases in salaries and benefits and professional fees related to supporting growth initiatives. In the fourth quarter 2016, Allegiance’s efficiency ratio increased to 65.09% from 62.40% in the fourth quarter 2015 and 60.34% in the third quarter 2016.

Year Ended December 31, 2016 Results

For the year ended December 31, 2016, annualized returns on average assets, average common equity and average tangible common equity were 0.98%, 8.36% and 9.96%, respectively, compared to 0.81%, 7.43% and 9.52%, respectively, for the year ended December 31, 2015. Excluding the gain on the sale of two Central Texas branch locations during the first quarter 2016, the annualized returns on average assets, average common equity and average tangible common equity for the year ended December 31, 2016 would have been 0.92%, 7.88% and 9.38%, respectively.

Net interest income before provision for loan losses for the year ended December 31, 2016 increased $9.7 million, or 12.1%, to $89.9 million from $80.2 million for the year ended December 31, 2015 primarily due to organic growth within the loan portfolio and an increase in our securities portfolio. The net interest margin on a tax equivalent basis decreased 31 basis points to 4.37% for the year ended December 31, 2016 from 4.68% for the year ended December 31, 2015. Excluding the impact of acquisition accounting adjustments, the net interest margin for the year ended December 31, 2016 would have been 4.30%, compared to 4.44% for the year ended December 31, 2015.

Noninterest income for the year ended December 31, 2016 was $7.3 million, an increase of $3.3 million, or 82.1%, when compared to $4.0 million for the year ended December 31, 2015. Noninterest income for the year ended 2016 included the gain on the sale of two Central Texas branch locations in the first quarter 2016.

Noninterest expense for the year ended December 31, 2016 increased $4.5 million, or 8.1%, to $59.3 million from $54.8 million for the year ended December 31, 2015. Allegiance’s efficiency ratio for the year ended December 31, 2016 decreased to 62.34% from 65.27% for the year ended December 31, 2015.

Financial Condition

Total loans at December 31, 2016 increased $210.6 million, or 12.5%, to $1.89 billion compared to $1.68 billion at December 31, 2015 and increased $60.9 million, or 3.3%, compared to $1.83 billion at September 30, 2016. These increases were due to strong organic loan growth within the Bank’s loan portfolio. Core loans as of December 31, 2016, excluding the mortgage warehouse portfolio and loans held for sale, increased $230.5 million, or 14.5%, to $1.82 billion from $1.59 billion at December 31, 2015 and increased $69.9 million, or 4.0%, from $1.75 billion at September 30, 2016.

Deposits at December 31, 2016 increased $111.1 million, or 6.3%, to $1.87 billion compared to $1.76 billion at December 31, 2015 and decreased $30.7 million, or 1.6%, compared to $1.90 billion at September 30, 2016.

Asset Quality

Nonperforming assets totaled $18.5 million, or 0.75% of total assets, at December 31, 2016, compared to $5.3 million, or 0.25% of total assets, at December 31, 2015, and $17.1 million, or 0.69% of total assets, at September 30, 2016. The allowance for loan losses was 0.95% of total loans at December 31, 2016, 0.78% of total loans at December 31, 2015, and 0.94% of total loans at September 30, 2016.

The provision for loan losses in the fourth quarter 2016 was $900 thousand, or 0.19% (annualized) of average loans, compared to $2.2 million, or 0.53% (annualized) of average loans, in the fourth quarter 2015, and $2.2 million, or 0.49% (annualized) of average loans, in the third quarter 2016. The provision for loan losses for the year ended December 31, 2016 was $5.5 million, or 0.31% of average loans, compared to $5.8 million, or 0.38% of average loans for the year ended December 31, 2015. Fourth quarter 2016 net charge-offs were $174 thousand, or 0.04% (annualized) of average loans, compared to net charge-offs of $51 thousand, or 0.01% (annualized) of average loans, in the fourth quarter 2015, and net recoveries of $54 thousand, in the third quarter 2016. Net charge-offs for the year ended December 31, 2016 were $656 thousand, or 0.04% of average loans, compared to $940 thousand, or 0.06% of average loans for the year ended December 31, 2015.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the ratio of tangible common equity to tangible assets. Please refer to the GAAP Reconciliation and Management’s Explanation of non-GAAP Financial Measures on page 10 of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Tuesday, January 24, 2017 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its fourth quarter and full year 2016 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 50658288. Alternatively, a simultaneous webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events.

Allegiance Bancshares, Inc.

Allegiance Bancshares, Inc. is a $2.45 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s unique super-community banking strategy was designed to foster strong customer relationships while benefitting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; continue to sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2016				2015
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)

Cash and cash equivalents	$142,098	$225,082	$210,863	$183,290	$148,431
Available for sale securities	316,455	310,033	303,463	215,401	165,097

Total loans (including loans held for sale)	1,891,635	1,830,722	1,753,683	1,717,448	1,681,052
Allowance for loan losses	(17,911)	(17,185)	(14,917)	(13,757)	(13,098)
Loans, net	1,873,724	1,813,537	1,738,766	1,703,691	1,667,954

Goodwill	39,389	39,389	39,389	39,389	39,389
Core deposit intangibles, net	4,055	4,250	4,446	4,641	5,230
Premises and equipment, net	18,340	17,811	17,821	18,121	18,471
Other real estate owned	1,503	1,138	1,397	1,397	—
Bank owned life insurance	21,837	21,684	21,530	21,377	21,211
Other assets	33,547	28,978	29,906	23,400	18,796
Total assets	$2,450,948	$2,461,902	$2,367,581	$2,210,707	$2,084,579

Noninterest-bearing deposits	$593,751	$604,278	$630,689	$684,245	$620,320
Interest-bearing deposits	1,276,432	1,296,601	1,212,650	1,158,409	1,138,813
Total deposits	1,870,183	1,900,879	1,843,339	1,842,654	1,759,133

Short-term borrowings	85,000	61,000	30,000	85,000	50,000
Other borrowed funds	200,569	200,569	200,569	569	569
Subordinated debentures	9,196	9,169	9,142	9,115	9,089
Other liabilities	6,183	9,190	8,280	7,076	7,298
Total liabilities	2,171,131	2,180,807	2,091,330	1,944,414	1,826,089

Common stock	12,958	12,905	12,869	12,845	12,815
Capital surplus	212,649	211,349	210,512	209,883	209,285
Retained earnings	57,262	51,491	46,020	40,766	34,411
Accumulated other comprehensive income	(3,052)	5,350	6,850	2,799	2,017
Less: Treasury stock	—	—	—	—	(38)
Total stockholders’ equity	279,817	281,095	276,251	266,293	258,490
Total liabilities and equity	$2,450,948	$2,461,902	$2,367,581	$2,210,707	$2,084,579

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year Ended
	2016				2015	2016	2015
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars in thousands)

INTEREST INCOME:
Loans, including fees	$24,232	$24,057	$22,839	$22,228	$22,431	$93,356	$85,443
Securities
Taxable	478	607	452	270	244	1,807	1,122
Tax-exempt	1,642	1,505	1,086	811	745	5,044	2,002
Deposits in other financial institutions	129	150	150	142	72	571	239
Total interest income	26,481	26,319	24,527	23,451	23,492	100,778	88,806

INTEREST EXPENSE:
Demand, money market and savings deposits	673	651	569	544	579	2,437	2,161
Certificates and other time deposits	1,947	1,872	1,665	1,560	1,470	7,044	5,112
Short-term borrowings	90	63	106	139	33	398	82
Subordinated debt	128	123	120	117	139	488	578
Other borrowed funds	221	201	118	7	16	547	707
Total interest expense	3,059	2,910	2,578	2,367	2,237	10,914	8,640
NET INTEREST INCOME	23,422	23,409	21,949	21,084	21,255	89,864	80,166
Provision for loan losses	900	2,214	1,645	710	2,159	5,469	5,792
Net interest income after provision for loan losses	22,522	21,195	20,304	20,374	19,096	84,395	74,374

NONINTEREST INCOME:
Nonsufficient funds fees	178	175	145	163	191	661	703
Service charges on deposit accounts	177	182	173	145	166	677	680
Gain on sale of branch assets	—	—	—	2,050	—	2,050	—
Gain (loss) on sale of securities	30	—	—	—	(37)	30	(37)
Gain (loss) on sale of other real estate	206	60	—	—	—	266	(5)
Gain on sale of loans	—	—	—	—	—	—	235
Bank owned life insurance	153	154	153	166	171	626	604
Other	734	703	741	780	487	2,958	1,812
Total noninterest income	1,478	1,274	1,212	3,304	978	7,268	3,992

NONINTEREST EXPENSE:
Salaries and employee benefits	10,627	9,781	9,177	9,273	8,905	38,858	35,324
Net occupancy and equipment	1,238	1,260	1,214	1,232	1,179	4,944	4,826
Depreciation	391	404	415	417	424	1,627	1,614
Data processing and software amortization	703	655	622	653	750	2,633	3,044
Professional fees	857	442	401	534	451	2,234	1,671
Regulatory assessments and FDIC insurance	485	396	355	345	356	1,581	1,346
Core deposit intangibles amortization	195	196	195	199	208	785	830
Communications	237	264	274	280	298	1,055	1,290
Advertising	319	228	197	201	271	945	781
Other	1,135	1,269	1,073	1,119	1,054	4,596	4,079
Total noninterest expense	16,187	14,895	13,923	14,253	13,896	59,258	54,805
INCOME BEFORE INCOME TAXES	7,813	7,574	7,593	9,425	6,178	32,405	23,561
Provision for income taxes	2,042	2,103	2,339	3,070	1,966	9,554	7,775
NET INCOME	5,771	5,471	5,254	6,355	4,212	22,851	15,786
Preferred stock dividends	—	—	—	—	—	—	559
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$5,771	$5,471	$5,254	$6,355	$4,212	$22,851	$15,227

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year Ended
	2016				2015	2016	2015
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)

Net income	$5,771	$5,471	$5,254	$6,355	$4,212	$22,851	$15,786

Net income attributable to common stockholders	$5,771	$5,471	$5,254	$6,355	$4,212	$22,851	$15,227

Earnings per common share, basic	$0.45	$0.42	$0.41	$0.49	$0.34	$1.78	$1.45
Earnings per common share, diluted	$0.44	$0.42	$0.40	$0.49	$0.33	$1.75	$1.43

Return on average assets(A)	0.93%	0.90%	0.91%	1.19%	0.81%	0.98%	0.81%
Return on average common equity(A)	8.25%	7.77%	7.79%	9.70%	6.71%	8.36%	7.43%
Return on average tangible common equity(A) (B)	9.79%	9.21%	9.30%	11.67%	8.19%	9.96%	9.52%
Tax equivalent net interest margin(C)	4.32%	4.39%	4.32%	4.45%	4.60%	4.37%	4.68%
Efficiency ratio(D)	65.09%	60.34%	60.11%	63.80%	62.40%	62.34%	65.27%

Liquidity and Capital Ratios
Equity to assets	11.42%	11.42%	11.67%	12.05%	12.40%	11.42%	12.40%
Common equity Tier 1 capital	11.44%	11.40%	11.50%	11.57%	11.72%	11.44%	11.72%
Tier 1 risk-based capital	11.87%	11.84%	11.97%	12.04%	12.21%	11.87%	12.21%
Total risk-based capital	12.72%	12.68%	12.72%	12.76%	12.92%	12.72%	12.92%
Tier 1 leverage capital	10.35%	10.25%	10.43%	10.92%	11.02%	10.35%	11.02%
Tangible common equity to tangible assets(B)	9.82%	9.82%	10.00%	10.26%	10.48%	9.82%	10.48%

Other Data
Weighted average shares:
Basic	12,913	12,882	12,857	12,840	12,390	12,873	10,470
Diluted	13,180	13,108	13,039	12,967	12,589	13,074	10,654
Period end shares outstanding	12,958	12,905	12,869	12,845	12,813	12,958	12,813
Book value per common share	$21.59	$21.78	$21.47	$20.73	$20.17	$21.59	$20.17
Tangible book value per common share(B)	$18.24	$18.40	$18.06	$17.30	$16.69	$18.24	$16.69

(A)	Interim periods annualized.

(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.

(C)	Net interest margin represents net interest income divided by average interest-earning assets.

(D)
Represents noninterest expense divided by the sum of net interest income on a tax equivalent basis plus noninterest income, excluding net gains and losses on the sale of branch assets, loans and securities. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)

Assets
Interest-Earning Assets:
Loans	$1,847,122	$24,232	5.22%	$1,784,763	$24,057	5.36%	$1,631,068	$22,431	5.46%
Securities	314,387	2,120	2.68%	310,769	2,112	2.70%	161,245	989	2.43%
Deposits in other financial institutions	68,974	129	0.74%	92,928	150	0.64%	72,262	72	0.40%
Total interest-earning assets	2,230,483	26,481	4.72%	2,188,460	26,319	4.78%	1,864,575	23,492	5.00%
Allowance for loan losses	(17,579)			(15,575)			(11,598)
Noninterest-earning assets	247,465			249,363			222,624
Total assets	$2,460,369			$2,422,248			$2,075,601

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$107,180	$84	0.31%	$111,497	$95	0.34%	$95,696	$67	0.28%
Money market and savings deposits	507,362	589	0.46%	484,587	556	0.46%	456,867	512	0.44%
Certificates and other time deposits	681,425	1,947	1.14%	668,092	1,872	1.11%	591,403	1,470	0.99%
Short-term borrowings	57,478	90	0.63%	44,163	63	0.57%	63,587	33	0.20%
Subordinated debt	9,178	128	5.55%	9,151	123	5.35%	9,072	139	6.06%
Other borrowed funds	200,570	221	0.44%	200,569	201	0.40%	5,053	16	1.24%
Total interest-bearing liabilities	1,563,193	3,059	0.78%	1,518,059	2,910	0.76%	1,221,678	2,237	0.73%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	610,310			614,303			596,854
Other liabilities	8,743			9,821			8,144
Total liabilities	2,182,246			2,142,183			1,826,676
Stockholders' equity	278,123			280,065			248,925
Total liabilities and stockholders' equity	$2,460,369			$2,422,248			$2,075,601

Net interest rate spread			3.94%			4.02%			4.27%

Net interest income and margin		$23,422	4.18%		$23,409	4.26%		$21,255	4.52%

Net interest income and margin (tax equivalent)		$24,219	4.32%		$24,149	4.39%		$21,623	4.60%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Year Ended
	December 31, 2016			December 31, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)

Assets
Interest-Earning Assets:
Loans	$1,755,319	$93,356	5.32%	$1,525,325	$85,443	5.60%
Securities	270,789	6,851	2.53%	136,277	3,124	2.29%
Deposits in other financial institutions	87,485	571	0.65%	73,995	239	0.32%
Total interest-earning assets	2,113,593	100,778	4.77%	1,735,597	88,806	5.12%
Allowance for loan losses	(15,200)			(10,004)
Noninterest-earning assets	240,202			211,419
Total assets	$2,338,595			$1,937,012

Liabilities and Stockholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$104,212	$334	0.32%	$100,139	$323	0.32%
Money market and savings deposits	465,403	2,103	0.45%	429,153	1,838	0.43%
Certificates and other time deposits	648,075	7,044	1.09%	559,247	5,112	0.91%
Short-term borrowings	78,910	398	0.50%	43,989	82	0.19%
Subordinated debt	9,138	488	5.34%	9,004	578	6.42%
Other borrowed funds	130,469	547	0.42%	22,354	707	3.16%
Total interest-bearing liabilities	1,436,207	10,914	0.76%	1,163,886	8,640	0.74%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	620,701			554,704
Other liabilities	8,476			7,316
Total liabilities	2,065,384			1,725,906
Stockholders' equity	273,211			211,106
Total liabilities and stockholders' equity	$2,338,595			$1,937,012

Net interest rate spread			4.01%			4.38%

Net interest income and margin		$89,864	4.25%		$80,166	4.62%

Net interest income and margin (tax equivalent)		$92,330	4.37%		$81,156	4.68%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2016				2015
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)

Period-end Loan Portfolio:
Loans held for sale	$—	$—	$—	$—	$27,887
Commercial and industrial	416,752	402,273	382,795	372,056	383,044
Mortgage warehouse	67,038	76,043	75,554	86,157	59,071
Real Estate:
Commercial real estate (including multi-family residential)	891,989	848,939	806,771	770,252	745,595
Commercial real estate construction and land development	159,247	167,936	161,572	167,810	154,646
1-4 family residential (including home equity)	246,987	228,651	214,442	209,704	205,200
Residential construction	98,657	93,923	101,677	100,611	93,848
Consumer and other	10,965	12,957	10,872	10,858	11,761
Total loans	$1,891,635	$1,830,722	$1,753,683	$1,717,448	$1,681,052

Asset Quality:
Nonaccrual loans	$15,788	$15,882	$7,124	$6,979	$5,184
Accruing loans 90 or more days past due	911	—	—	—	—
Total nonperforming loans	16,699	15,882	7,124	6,979	5,184
Other real estate	1,503	1,138	1,397	1,397	—
Other repossessed assets	286	30	128	131	131
Total nonperforming assets	$18,488	$17,050	$8,649	$8,507	$5,315

Net charge-offs (recoveries)	$174	$(54)	$485	$51	$265

Nonaccrual loans:
Loans held for sale	$—	$—	$—	$—	$209
Commercial and industrial	5,939	4,983	2,723	2,700	2,664
Mortgage warehouse	—	—	—	—	—
Real Estate:
Commercial real estate (including multi-family residential)	9,579	10,495	4,141	3,293	2,006
Commercial real estate construction and land development	—	—	—	—	—
1-4 family residential (including home equity)	8	11	227	934	239
Residential construction	—	—	—	—	—
Consumer and other	262	393	33	52	66
Total nonaccrual loans	$15,788	$15,882	$7,124	$6,979	$5,184

Asset Quality Ratios:
Nonperforming assets to total assets	0.75%	0.69%	0.37%	0.38%	0.25%
Nonperforming loans to total loans	0.88%	0.87%	0.41%	0.41%	0.31%
Allowance for loan losses to nonperforming loans	107.26%	108.20%	209.39%	197.12%	252.66%
Allowance for loan losses to total loans	0.95%	0.94%	0.85%	0.80%	0.78%
Net charge-offs (recoveries) to average loans (annualized)	0.04%	(0.01)%	0.11%	0.01%	0.06%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Allegiance reviews tangible book value per common share, return on average tangible common equity and the ratio of tangible common equity to tangible assets for internal planning and forecasting purposes. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. Allegiance believes these non-GAAP financial measures provide information useful to management and investors that is supplementary to our financial condition and results of operations computed in accordance with GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year Ended
	2016				2015	2016	2015
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)

Total Stockholders' equity	$279,817	$281,095	$276,251	$266,293	$258,490	$279,817	$258,490
Less: Goodwill and core deposit intangibles, net	43,444	43,639	43,835	44,030	44,619	43,444	44,619
Tangible stockholders’ equity	$236,373	$237,456	$232,416	$222,263	$213,871	$236,373	$213,871

Less: Preferred Stock	—	—	—	—	—	—	—
Tangible common stockholders’ equity	$236,373	$237,456	$232,416	$222,263	$213,871	$236,373	$213,871

Shares outstanding at end of period	12,958	12,905	12,869	12,845	12,813	12,958	12,813

Tangible book value per common share	$18.24	$18.40	$18.06	$17.30	$16.69	$18.24	$16.69

Net income attributable to common stockholders	$5,771	$5,471	$5,254	$6,355	$4,212	$22,851	$15,227

Average common stockholders' equity	$278,123	$280,065	$271,128	$263,397	$248,925	$273,211	$204,935
Less: Average goodwill and core deposit intangibles, net	43,539	43,735	43,930	44,319	44,886	43,880	45,055
Average tangible common stockholders’ equity	$234,584	$236,330	$227,198	$219,078	$204,039	$229,331	$159,880

Return on average tangible common equity	9.79%	9.21%	9.30%	11.67%	8.19%	9.96%	9.52%

Total assets	$2,450,948	$2,461,902	$2,367,581	$2,210,707	$2,084,579	$2,450,948	$2,084,579
Less: Goodwill and core deposit intangibles, net	43,444	43,639	43,835	44,030	44,619	43,444	44,619
Tangible assets	$2,407,504	$2,418,263	$2,323,746	$2,166,677	$2,039,960	$2,407,504	$2,039,960

Tangible common equity to tangible assets	9.82%	9.82%	10.00%	10.26%	10.48%	9.82%	10.48%